UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2013
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, Mr. Kim Niederman resigned as President of the Company, which position has been eliminated at the Company. Mr. Niederman will remain employed with 8x8 until April 21, 2014 pursuant to a severance agreement and general release (the "Severance Agreement"), signed on October 30, 2013, which agreement includes a general release of all his potential legal claims and rights, except as set forth in the agreement. The Severance Agreement superseded Mr. Niederman's employment offer letter agreement dated as of February 3, 2012. The Severance Agreement obligates Mr. Niederman to consult with the Company and work on special projects that may be assigned by the CEO or the board of directors of the Company during the extended period of his employment which ends April 21, 2014. Under the Severance Agreement, Mr. Niederman is entitled to receive (i) paid administrative leave from October 18, 2013 until November 8, 2013 at his former base weekly compensation rate of $4,519.23, less applicable withholdings, payable pursuant to 8x8's regular payroll process; (ii) a lump sum payment in the amount of $45,192.31; and (iii) an additional lump sum payment of $58,750.00 contingent upon his remaining employed with 8x8 until the end of the extended employment period, and his signing a second Severance Agreement and General Release, which is an exhibit to the Severance Agreement. The additional lump sum payment will be made when the general release under the second Severance Agreement becomes legally irrevocable. In addition, subject to his compliance with the terms of the Severance Agreement, Mr. Niederman will continue to (i) vest with respect to his stock options and stock purchase rights that were unvested at October 18, 2013, (ii) be eligible to participate in the Company's medical and other benefit plans, including 401(k) and employee stock purchase plan, other than paid time off, which will cease to accrue, and (iii) be eligible for participation in the Management Incentive Bonus Plan for the third and fourth quarters of fiscal 2014. The Company intends to expense all of Mr. Niederman's compensation under the Severance Agreement in the third quarter of fiscal 2014. A copy of the Severance Agreement is filed with this Current Report on Form 8-K as Exhibit 10.8 and is incorporated herein by reference.

Effective November 1, 2013, the role and responsibilities of Ms. Debbie Jo Severin have been modified, and her job title has been changed from Chief Marketing Officer to Vice President of Marketing, which is not an executive officer position at the Company.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.8    Severance Agreement and General Release

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

4

INDEX TO EXHIBITS

Exhibit	Description
10.8 *	Severance Agreement and General Release

*    Also provided in PDF format as a courtesy.